EXHIBIT (17)(c)

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Your Proxy Vote is important!

And now you can Vote your Proxy by
PHONE or the INTERNET.

It saves Money! Telephone and Internet
voting saves postage costs. Savings which
can help minimize expenses.

It saves Time! Telephone and Internet
voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at
hand.

2. Call toll-free 1-800-337-3503, or go to
website: www.proxy-direct.com

3. Follow the recorded or on-screen
directions.

4. Do not mail your Proxy Card when you
vote by phone or the Internet.

Please detach at perforation before mailing.

PROXY	EATON VANCE EMERGING MARKETS FUND	PROXY
SPECIAL MEETING OF SHAREHOLDERS – AUGUST 13, 2010
PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints BARBARA E. CAMPBELL, DEBORAH A. CHLEBEK, THOMAS E. FAUST JR., MAUREEN A. GEMMA AND DUNCAN W. RICHARDSON, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at Two International Place, Boston, Massachusetts 02110, on Friday, August 13, 2010 at 3:00 p.m., Eastern Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Important Notice Regarding the Availability of Proxy Materials for the
EATON VANCE EMERGING MARKETS FUND
Shareholder Meeting to Be Held on August 13, 2010.
The Notice of Special Meeting of Shareholders, Proxy Statement/Prospectus and Proxy Card are available on the
Eaton Vance website at www.eatonvance.com by selecting “Individual Investors” and then “Investor Resources”
followed by “Important Fund Documents”.

PLEASE VOTE, SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

PLEASE SIGN AND DATE ON REVERSE SIDE. EVS_21492_062410